Exhibit 99.1

Coupa Software Reports Financial Results For the Second Quarter of Fiscal 2020

Record Quarterly Revenues of $95.1 Million, Up 54% Year-Over-Year

Quarterly Calculated Billings of $107.7 Million, Up 57% Year-Over-Year

Cumulative Spend Under Management Surpasses $1.3 Trillion

SAN MATEO, Calif., September 3, 2019 – Coupa Software (NASDAQ: COUP) today announced financial results for its second fiscal quarter ended July 31, 2019.

“We delivered a strong second quarter with record revenues of $95 million, up 54% year-over-year, and calculated billings of $108 million, up $57% year-over-year,” said Rob Bernshteyn, chairman and chief executive officer at Coupa. “These results demonstrate our continued momentum in delivering measurable and repeatable value to our customers. By extending our leadership standing in Business Spend Management (BSM), we feel well positioned on our path to $1 billion in revenue.”

Coupa defines calculated billings as the change in deferred revenue on the balance sheet for the period, plus revenue recognized during the period. See the section titled “Non-GAAP Financial Measures” and the reconciliation tables below for important details regarding Coupa’s non-GAAP measures. Coupa defines free cash flows as operating cash flows less purchases of property and equipment.

Second Quarter Results

•	Total revenues were $95.1 million, an increase of 54% compared to the same period last year. Subscription revenues were $83.5 million, an increase of 51% compared to the same period last year.

•

GAAP operating loss was $22.8 million, compared to a loss of $10.6 million for the same period last year. Non-GAAP operating income was $4.8 million, compared to Non-GAAP operating income of $4.0 million for the same period last year.

•

GAAP net loss was $20.0 million, compared to a net loss of $13.9 million for the same period last year. GAAP net loss per basic and diluted share was $0.32, compared to a net loss of $0.24 for the same period last year. Non-GAAP net income was $5.3 million, compared to Non-GAAP net income of $3.3 million for the same period last year. Non-GAAP net income per diluted share was $0.07, compared to Non-GAAP net income per diluted share of $0.05 for the same period last year.

•	Operating cash flows and free cash flows were positive $1.3 million and negative $2.3 million, respectively, for the quarter ended July 31, 2019.

Business Outlook:

The following forward-looking statements reflect Coupa’s expectations as of September 3, 2019.

Third quarter of fiscal 2020:

•	Total revenues are expected to be between $95.5 and $96.5 million.

•	Subscription revenues are expected to be between $86.0 and $87.0 million.

•	Professional services and other revenues are expected to be approximately $9.5 million.

•	Non-GAAP income from operations is expected to be between $3.5 and $5.5 million.

•	Non-GAAP net income per diluted share is expected to be between $0.05 and $0.08 per share.

•	Diluted weighted average share count is expected to be approximately 71.7 million shares.

Full year fiscal 2020:

•	Total revenues are expected to be between $369.0 and $372.0 million.

•	Non-GAAP income from operations is expected to be between $10.0 and $13.0 million.

•	Non-GAAP net income per diluted share is expected to be between $0.11 and $0.16 per share.

•	Diluted weighted average share count is expected to be approximately 70.0 million shares.

Coupa has not reconciled its expectations for non-GAAP income from operations to GAAP loss from operations or non-GAAP net income per share to GAAP net loss per share because certain items excluded from non-GAAP income from operations and non-GAAP net income, such as charges related to share-based compensation expenses, amortization of acquired intangible assets, amortization of debt discount and issuance costs from our convertible notes, and related tax effects, including non-recurring income tax adjustments, cannot be reasonably calculated or predicted at this time. In addition, the effect of the anti-dilutive impact of the capped call transactions entered into in connection with the convertible notes cannot be reasonably calculated or predicted at this time. The effect of these items may be significant.

Recent Business Highlights:

•

Welcomed many new customers into the Coupa community in Q2, including the following: Affirmed Networks, ASB Bank, Carousell, Comfortdelgro Corporation, Commonwealth Bank of Australia, Las Vegas Valley Water District, Lucid Software, Lucozade Ribena Suntory, Messer-US, Pochteca Materias Primas, PSSI Group, Rakuten, Redfin, Sainsbury’s Supermarkets, SAUR Group, The Nebu Group, Tullow Oil, University of St. Augustine, Venafi, Volkswagen Group Australia, Waste Management, and Wawa.

•

Named as a leader in the Gartner 2019 Magic Quadrant for Procure-to-Pay Suites for the fourth consecutive time, and for the first time, ranked highest on both axes – Completeness of Vision and Ability to Execute.

•

At Inspire ‘19, unveiled new Community Intelligence innovations as well as Coupa Pay partnerships with Citi Commercial Cards (part of Citi’s Treasury and Trades business), PayPal, Stripe, and Transfermate.

Conference Call Information:

Coupa will host a conference call and live webcast for analysts and investors at 5:00 p.m. Eastern time today.

•	Parties in the U.S. and Canada can access the call by dialing (855) 302-8830, using conference code 7538719.

•	International parties can access the call by dialing +1 (330) 871-6073, using conference code 7538719.

A live webcast will be accessible on Coupa’s investor relations website at http://investors.coupa.com. A replay will be available through the same link. A telephonic replay of the conference call will be available through Tuesday, September 10, 2019. To access the replay, parties in the U.S. and Canada should call (855) 859-2056 and enter conference code 7538719. International parties should call +1 (404) 537-3406 and enter conference code 7538719.

Non-GAAP Financial Measures:

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures that exclude certain items, including share-based compensation expenses, amortization of acquired intangible assets, amortization of debt discount and issuance costs from convertible notes, and related tax effects, including non-recurring income tax adjustments. In addition, the weighted average diluted shares used to calculate non-GAAP net income per share reflect the anti-dilutive impact of the capped call transactions entered into in connection with the convertible notes. Coupa believes these non-GAAP measures are useful in evaluating its operating performance and regularly reviews these measures as it evaluates its business.

Coupa believes these non-GAAP measures provide investors and other users of its financial information consistency and comparability with its past financial performance and facilitate period to period comparisons of operations. Coupa believes these non-GAAP measures are useful in evaluating its operating performance compared to that of other companies in its industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.

Coupa uses these non-GAAP measures in conjunction with GAAP measures as part of its overall assessment of its performance, including the preparation of its annual operating budget and quarterly forecasts, to evaluate the effectiveness of its business strategies and to communicate with its board of directors concerning its financial performance. The definitions of its non-GAAP measures may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, Coupa’s non-GAAP measures should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.

Coupa compensates for these limitations by providing investors and other users of its financial information a reconciliation of non-GAAP measures to the related GAAP financial measures. Coupa encourages investors and others to review its financial information in its entirety, not to rely on any single financial measure and to view its non-GAAP measures in conjunction with GAAP financial measures. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures attached to this release.

Coupa also uses key metrics such as cumulative spend under management, which represents the aggregate amount of money that has been transacted through its core platform for all of its customers collectively since it launched its platform. Coupa calculates this metric by aggregating the actual transaction data, for invoices, purchase orders and expenses, from customers on its core platform. While Coupa does not believe this metric is directly correlated to its financial results, it believes that the adoption of its core platform, as evidenced by growth in cumulative spend under management, drives additional value to its customers, which will enhance its ability to acquire new customers and to increase renewals and upsells to existing customers.

Forward-Looking Statements:

This release includes forward-looking statements. All statements other than statements of historical facts, including the statements of management and statements in “Business Outlook” are forward-looking statements. These forward-looking statements are based on Coupa’s current expectations and projections about future events and trends that Coupa believes may affect its financial condition, results of operations, strategy, short- and long-term business operations and objectives, and financial needs.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially, including Coupa has a limited operating history, which makes it difficult to predict its future operating results; if Coupa is unable to attract new customers, the growth of its revenues will be adversely affected; because its platform is sold to large enterprises with complex operating environments, Coupa encounters long and unpredictable sales cycles; risks and liabilities related to breach of its security measures or unauthorized access to customer data; the markets in which Coupa participates are intensely competitive; Coupa’s business depends substantially on its customers renewing their subscriptions and purchasing additional subscriptions; if Coupa fails to develop widespread brand awareness cost-effectively, its business may suffer; if Coupa fails to manage its recent rapid growth effectively, Coupa may be unable to execute its business plan, maintain high levels of service, or adequately address competitive challenges; and the impact of foreign currency exchange rates and global economic conditions.

These and other risks and uncertainties that could affect Coupa’s future results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in Coupa’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on June 4, 2019, which is available at investors.coupa.com and on the SEC’s website at www.sec.gov. Further information on potential risks that could affect actual results will be included in other periodic filings Coupa makes with the SEC.

The forward-looking statements in this release reflect Coupa’s expectations as of September 3, 2019. Coupa undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in its expectations.

About Coupa Software

Coupa Software (NASDAQ: COUP) is a leading provider of BSM solutions. We offer a comprehensive, cloud-based BSM platform that has connected hundreds of organizations with more than five million suppliers globally. The Coupa BSM platform provides greater visibility into and control over how companies spend money. Using the Coupa BSM platform, businesses are able to achieve real, measurable value and savings that drive their profitability. Learn more at www.coupa.com. Read more on the Coupa Blog or follow @Coupa on Twitter.

Investor Relations:

NMN Advisors for Coupa

Nicole Noutsios

(510) 315-1003

ir@coupa.com

Media Contact:

Kristi Lewandowski

(650) 485-8506

kristi.lewandowski@coupa.com

COUPA SOFTWARE INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2019	2018	2019	2018
Revenues:
Subscription	$83,482	$55,374	$156,439	$105,340
Professional services and other	11,657	6,277	20,044	12,663

Total revenues	95,139	61,651	176,483	118,003
Cost of revenues:
Subscription	22,062	11,773	39,465	22,947
Professional services and other	12,428	6,867	22,354	13,818

Total cost of revenues	34,490	18,640	61,819	36,765

Gross profit	60,649	43,011	114,664	81,238

Operating expenses:
Research and development	23,364	13,415	44,378	26,616
Sales and marketing	39,820	26,580	73,430	51,240
General and administrative	20,269	13,640	37,467	26,075

Total operating expenses	83,453	53,635	155,275	103,931

Loss from operations	(22,804)	(10,624)	(40,611)	(22,693)
Interest expense	(8,511)	(3,122)	(11,686)	(6,095)
Interest income and other, net	1,479	372	2,403	450

Loss before provision for (benefit from) income taxes	(29,836)	(13,374)	(49,894)	(28,338)
Provision for (benefit from) income taxes	(9,842)	480	(9,432)	970

Net loss	$(19,994)	$(13,854)	$(40,462)	$(29,308)

Net loss per share attributable to common stockholders, basic and diluted	$(0.32)	$(0.24)	$(0.66)	$(0.52)

Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	62,038	56,966	61,422	56,429

COUPA SOFTWARE INCORPORATED

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

(unaudited)

	July 31,	January 31,
	2019	2019
Assets
Current assets:
Cash and cash equivalents	$613,906	$141,250
Marketable securities	194,304	180,169
Accounts receivable, net of allowances	83,949	95,274
Prepaid expenses and other current assets	19,738	10,343
Deferred commissions, current portion	9,101	7,324

Total current assets	920,998	434,360
Property and equipment, net	15,021	10,549
Deferred commissions, net of current portion	22,757	18,904
Goodwill	372,272	209,560
Intangible assets, net	103,388	55,925
Operating lease right-of-use assets	28,477	—
Other assets	14,159	10,766

Total assets	$1,477,072	$740,064

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,903	$5,485
Accrued expenses and other current liabilities	55,239	41,792
Deferred revenue, current portion	186,493	179,967
Operating lease liabilities, current portion	6,613	—
Current portion of convertible senior notes, net	180,696	174,615

Total current liabilities	431,944	401,859
Convertible senior notes, net	544,107	—
Deferred revenue, net of current portion	2,426	2,620
Operating lease liabilities, net of current portion	23,617	—
Other liabilities	20,906	22,304

Total liabilities	1,023,000	426,783

Stockholders’ equity:
Preferred stock, $0.0001 par value per share	—	—
Common stock, $0.0001 par value per share	7	6
Additional paid-in capital	750,617	567,797
Accumulated other comprehensive income (loss)	(1,233)	335
Accumulated deficit	(295,319)	(254,857)

Total stockholders’ equity	454,072	313,281

Total liabilities and stockholders’ equity	$1,477,072	$740,064

COUPA SOFTWARE INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended
	July 31,
	2019	2018
Cash flows from operating activities
Net loss	$(40,462)	$(29,308)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	11,330	3,997
Accretion of discounts on marketable securities, net	668	(295)
Amortization of deferred commissions	4,309	2,660
Amortization of debt discount and issuance costs	10,998	5,642
Stock-based compensation	38,113	24,870
Other	(95)	(541)
Changes in operating assets and liabilities net of effects from acquisition:
Accounts receivable	20,450	11,583
Prepaid expenses and other current assets	(7,662)	625
Other assets	(770)	130
Deferred commissions	(9,939)	(5,285)
Accounts payable	(4,473)	1,955
Accrued expenses and other liabilities	(4,061)	5,260
Deferred revenue	1,639	2,651

Net cash provided by operating activities	20,045	23,944

Cash flows from investing activities
Purchases of marketable securities	(258,991)	(160,500)
Maturities of marketable securities	44,796	—
Sales of marketable securities	199,314	—
Acquisition, net of cash acquired	(210,468)	(1,178)
Purchases of property and equipment	(6,173)	(3,416)

Net cash used in investing activities	(231,522)	(165,094)

Cash flows from financing activities
Proceeds from issuance of convertible senior notes, net of issuance costs	786,567	(639)
Purchase of capped calls	(118,738)	—
Proceeds from the exercise of common stock options	10,909	6,810
Proceeds from issuance of common stock for employee stock purchase plan	5,396	4,137

Net cash provided by financing activities	684,134	10,308

Net increase (decrease) in cash, cash equivalents, and restricted cash	472,657	(130,842)
Cash, cash equivalents, and restricted cash at beginning of year	141,319	412,976

Cash, cash equivalents, and restricted cash at end of period	$613,976	$282,134

Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	613,906	282,061
Restricted cash included in other assets	70	73

Total cash, cash equivalents, and restricted cash	$613,976	$282,134

COUPA SOFTWARE INCORPORATED

Reconciliation of GAAP to Non-GAAP Financial Measures

Three Months Ended July 31, 2019

(in thousands, except percentages and per share amounts)

(unaudited)

	GAAP	Share-Based Compensation Expenses	Amortization of Acquired Intangible Assets	Amortization of Debt Discount and Issuance Costs	Other Expenses (2)	Non-GAAP
Costs and expenses:
Costs of subscription	$22,062	$(1,771)	$(4,709)	$—	$—	$15,582
Costs of professional services and other	12,428	(2,023)	—	—	—	10,405
Gross profit	63.7%	4.0%	4.9%	0.0%	0.0%	72.7%

Research and development	23,364	(5,075)	—	—	—	18,289
Sales and marketing	39,820	(6,060)	(1,650)	—	—	32,110
General and administrative	20,269	(6,339)	—	—	—	13,930
Income (loss) from operations	(22,804)	21,268	6,359	—	—	4,823
Operating margin	-24.0%	22.4%	6.7%	0.0%	0.0%	5.1%

Interest expense	(8,511)	—	—	8,038	—	(473)
Interest income and other, net	1,479	—	—	—	—	1,479
Income (loss) before provision for income taxes	(29,836)	21,268	6,359	8,038	—	5,829
Provision for (benefit from) income taxes	(9,842)	815	(123)	—	9,671	521
Net income (loss)	(19,994)	20,453	6,482	8,038	(9,671)	5,308

Net income (loss) per share attributable to common stockholders, basic (1)	$(0.32)					$0.09
Net income (loss) per share attributable to common stockholders, diluted (1)	$(0.32)					$0.07

(1)

GAAP net loss per share is calculated based upon 62,038 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 62,038 basic and 70,852 diluted weighted-average shares of common stock. The Company uses the treasury stock method to calculate the non-GAAP diluted shares related to the convertible notes which reflects any anti-dilutive impact of the capped call transactions entered into in connection with the convertible notes.

(2)	Other expenses consists of the release of a valuation allowance against deferred tax assets.

COUPA SOFTWARE INCORPORATED

Reconciliation of GAAP to Non-GAAP Financial Measures

Three Months Ended July 31, 2018

(in thousands, except percentages and per share amounts)

(unaudited)

	GAAP	Share-Based Compensation Expenses	Amortization of Acquired Intangible Assets	Amortization of Debt Discount and Issuance Costs	Non-GAAP
Costs and expenses:
Costs of subscription	$11,773	$(1,093)	$(844)	$—	$9,836
Costs of professional services and other	6,867	(1,069)	—	—	5,798
Gross profit	69.8%	3.5%	1.4%	0.0%	74.6%

Research and development	13,415	(2,958)	—	—	10,457
Sales and marketing	26,580	(3,863)	(251)	—	22,466
General and administrative	13,640	(4,575)	—	—	9,065
Income (loss) from operations	(10,624)	13,558	1,095	—	4,029
Operating margin	-17.2%	22.0%	1.8%	0.0%	6.5%

Interest expense	(3,122)	—	—	2,894	(228)
Interest income and other, net	372	—	—	—	372
Income (loss) before provision for income taxes	(13,374)	13,558	1,095	2,894	4,173
Provision for income taxes	480	371	25	—	876
Net income (loss)	(13,854)	13,187	1,070	2,894	3,297

Net income (loss) per share attributable to common stockholders, basic (1)	$(0.24)				$0.06
Net income (loss) per share attributable to common stockholders, diluted (1)	$(0.24)				$0.05

(1)

GAAP net loss per share is calculated based upon 56,966 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 56,966 basic and 66,157 diluted weighted-average shares of common stock.

COUPA SOFTWARE INCORPORATED

Reconciliation of GAAP to Non-GAAP Financial Measures

Six Months Ended July 31, 2019

(in thousands, except per share amounts)

(unaudited)

	GAAP	Share-Based Compensation Expenses	Amortization of Acquired Intangible Assets	Amortization of Debt Discount and Issuance Costs	Other Expenses (2)	Non-GAAP
Costs and expenses:
Costs of subscription	$39,465	$(3,159)	$(6,881)	$—	$—	$29,425
Costs of professional services and other	22,354	(3,468)	—	—	—	18,886
Gross profit	65.0%	3.8%	3.9%	0.0%	0.0%	72.6%

Research and development	44,378	(9,123)	—	—	—	35,255
Sales and marketing	73,430	(10,899)	(2,656)	—	—	59,875
General and administrative	37,467	(11,464)	—	—	—	26,003
Income (loss) from operations	(40,611)	38,113	9,537	—	—	7,039
Operating margin	-23.0%	21.6%	5.4%	0.0%	0.0%	4.0%

Interest expense	(11,686)	—	—	10,998	—	(688)
Interest income and other, net	2,403	—	—	—	—	2,403
Income (loss) before provision for (benefit from) income taxes	(49,894)	38,113	9,537	10,998	—	8,754
Provision for (benefit from) income taxes	(9,432)	1,308	(246)	—	9,671	1,301
Net income (loss)	(40,462)	36,805	9,783	10,998	(9,671)	7,453

Net income (loss) per share attributable to common stockholders, basic (1)	$(0.66)					$0.12
Net income (loss) per share attributable to common stockholders, diluted (1)	$(0.66)					$0.11

(1)

GAAP net loss per share is calculated based upon 61,422 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 61,422 basic and 69,563 diluted weighted-average shares of common stock. The Company uses the treasury stock method to calculate the non-GAAP diluted shares related to the convertible notes which reflects any anti-dilutive impact of the capped call transactions entered into in connection with the convertible notes.

(2)	Other expenses consists of the release of a valuation allowance against deferred tax assets.

COUPA SOFTWARE INCORPORATED

Reconciliation of GAAP to Non-GAAP Financial Measures

Six Months Ended July 31, 2018

(in thousands, except per share amounts)

(unaudited)

	GAAP	Share-Based Compensation Expenses	Amortization of Acquired Intangible Assets	Amortization of Debt Discount and Issuance Costs	Non-GAAP
Costs and expenses:
Costs of subscription	$22,947	$(1,924)	$(1,628)	$—	$19,395
Costs of professional services and other	13,818	(2,015)	—	—	11,803
Gross profit	68.8%	3.3%	1.4%	0.0%	73.6%

Research and development	26,616	(5,505)	—	—	21,111
Sales and marketing	51,240	(6,833)	(541)	—	43,866
General and administrative	26,075	(8,593)	—	—	17,482
Income (loss) from operations	(22,693)	24,870	2,169	—	4,346
Operating margin	-19.2%	21.1%	1.8%	0.0%	3.7%

Interest expense	(6,095)	—	—	5,642	(453)
Interest income and other, net	450	—	—	—	450
Income (loss) before provision for income taxes	(28,338)	24,870	2,169	5,642	4,343
Provision for income taxes	970	540	73	—	1,583
Net income (loss)	(29,308)	24,330	2,096	5,642	2,760

Net income (loss) per share attributable to common stockholders, basic (1)	$(0.52)				$0.05
Net income (loss) per share attributable to common stockholders, diluted (1)	$(0.52)				$0.04

(1)

GAAP net loss per share is calculated based upon 56,429 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 56,429 basic and 64,623 diluted weighted-average shares of common stock.

COUPA SOFTWARE INCORPORATED

Reconciliation of GAAP Cash Flows from Operations to Free Cash Flows

(A Non-GAAP Financial Measure)

(in thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2019	2018	2019	2018
Net cash provided by operating activities	$1,252	$11,308	$20,045	$23,944
Less: purchases of property and equipment	(3,519)	(2,292)	(6,173)	(3,416)

Free cash flows	$(2,267)	$9,016	$13,872	$20,528